Exhibit 4.1

OMNIBUS ADDENDUM

OMNIBUS ADDENDUM (the “Addendum”), dated as of February 10, 2006, to the various Terms Documents to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006 (the “Indenture”), as supplemented by the Asset Pool 1 Supplement, dated as of October 9, 2002 (the “Asset Pool 1 Supplement”), and as further supplemented by the Card series Indenture Supplement, dated as of October 9, 2002 (the “Indenture Supplement”), between Capital One Multi-asset Execution Trust, as Issuer (the “Issuer”), and The Bank of New York, as indenture trustee (the “Indenture Trustee”), listed on Schedule A (collectively, the “Class A Terms Documents”), Schedule B (collectively, the “Class B Terms Documents”) and Schedule C (collectively, the “Class C Terms Documents” and together with the Class A Terms Documents and the Class B Terms Documents, the “Terms Documents”) attached hereto.

W I T N E S S E T H

WHEREAS, pursuant to Section 2.02(b) of each of the Class A Terms Documents listed on Schedule A, the Issuer may change the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes and the Required Subordinated Percentage of Class D Notes, for the related tranche of Class A Notes, without the consent of any Noteholder provided that the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card series that the change in such percentage will not result in a Ratings Effect with respect to any Outstanding Notes of such Tranche of Class A Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion;

WHEREAS, the Indenture Trustee and each Note Rating Agency has received a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion, and the Issuer has received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card series that the change in the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes and the Required Subordinated Percentage of Class D Notes, set forth in each Class A Terms Document listed on Schedule A, in each case for the related Tranche of Class A Notes, will not result in a Ratings Effect with respect to any Outstanding Notes of such Tranche of Class A Notes;

WHEREAS, pursuant to Section 2.02(b) of each of the Class B Terms Documents listed on Schedule B, the Issuer may change the Required Subordinated Percentage of Class C Notes and the Required Subordinated Percentage of Class D Notes, for the related tranche of Class B Notes, without the consent of any Noteholder provided that the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card series that the change in such percentage will not result in a Ratings Effect with respect to any Outstanding Notes of such Tranche of Class B Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion;

WHEREAS, the Indenture Trustee and each Note Rating Agency has received a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion, and the Issuer has received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card series that the change in the Required Subordinated Percentage of Class C Notes and the Required Subordinated Percentage of Class D Notes, set forth in each Class B Terms Document listed on Schedule B, in each case for the related Tranche of Class B Notes, will not result in a Ratings Effect with respect to any Outstanding Notes of such Tranche of Class B Notes;

WHEREAS, pursuant to Section 2.02(b) of each of the Class C Terms Documents listed on Schedule C, the Issuer may change the Required Subordinated Percentage of Class D Notes, for the related tranche of Class C Notes, without the consent of any Noteholder provided that the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card series that the change in such percentage will not result in a Ratings Effect with respect to any Outstanding Notes of such Tranche of Class C Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion;

WHEREAS, the Indenture Trustee and each Note Rating Agency has received a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion, and the Issuer has received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card series that the change in the Required Subordinated Percentage of Class D Notes, set forth in each Class C Terms Document listed on Schedule C, in each case for the related Tranche of Class C Notes, will not result in a Ratings Effect with respect to any Outstanding Notes of such Tranche of Class C Notes;

WHEREAS, pursuant to Section 901 of the Indenture, the Issuer and the Indenture Trustee may amend any Indenture Supplement (including any supplement thereto, such as a Terms Document), including the amendments contained herein to the definitions of (a) Class C Reserve Account Percentage in each of the Class C Terms Documents, (b) Maximum Subordination Amount of Class B Notes in each of the Class A Terms Documents and (c) Required Subordinated Amount of Class D Notes in each of the Terms Documents without the consent of the Indenture Trustee or any of the Noteholders but with prior notice to each Note Rating Agency, provided that the Issuer has (i) received written confirmation from each Note Rating Agency that such amendment will not cause a Ratings Effect; (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each applicable Master Trust and an Issuer Tax Opinion and (iii) delivered to the Indenture Trustee and the Owner Trustee an Officers Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

WHEREAS, the Issuer has received written confirmation from each Note Rating Agency that such amendments will not cause a Ratings Effect, has delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each applicable Master Trust and an Issuer Tax Opinion and has delivered to the Indenture Trustee and the Owner Trustee an

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Officer’s Certificate to the effect that the Issuer reasonably believes that such amendments will not have an Adverse Effect and are not reasonably expected to have an Adverse Effect at any time in the future; and

WHEREAS, all other conditions precedent to the execution of this Addendum have been complied with;

NOW, THEREFORE, it is hereby agreed by and among the parties hereto in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Terms Documents, or if not therein, the Indenture, the Indenture Supplement or the Asset Pool 1 Supplement.

SECTION 1. Modification to Section 1.01 of the Class A Terms Documents.

(a) The percentage set forth in the definition of “Required Subordinated Percentage of Class B Notes” in Section 1.01 of each Class A Terms Document is hereby reduced from 12.3077% to 10.8434%.

(b) The percentage set forth in the definition of “Required Subordinated Percentage of Class C Notes” in Section 1.01 of each Class A Terms Document is hereby reduced from 8.9231% to 8.4338%.

(c) The percentage set forth in the definition of “Required Subordinated Percentage of Class D Notes” in Section 1.01 of each Class A Terms Document is hereby reduced from 1.8462% to 1.2049%.

(d) The number 81.25 set forth in the definition of “Maximum Subordination Amount of Class B Notes” in Section 1.01 of each Class A Terms Document is hereby increased to 83.00.

(e) The percentage set forth in the definition of “Required Subordinated Amount of Class D Notes” in Section 1.01 of each Class A Terms Document is hereby reduced from 1.8462% to 1.2049%.

SECTION 2. Modification to Section 1.01 of the Class B Terms Documents.

(a) The percentage set forth in the definition of “Required Subordinated Percentage of Class C Notes” in Section 1.01 of each Class B Terms Document is hereby reduced from 7.9453% to 7.6087%.

(b) The percentage set forth in the definition of “Required Subordinated Percentage of Class D Notes” in Section 1.01 of each Class B Terms Document is hereby reduced from 1.6439% to 1.0870%.

(c) The percentage set forth in the definition of “Required Subordinated Amount of Class D Notes” in Section 1.01 of each Class B Terms Document is hereby reduced from 1.6439% to 1.0870%.

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SECTION 3. Modification to Section 1.01 of the Class C Terms Documents.

(a) The percentage set forth in the definition of “Required Subordinated Percentage of Class D Notes” in Section 1.01 of each Class C Terms Document is hereby reduced from 1.5229% to 1.0102%.

(b) The percentage set forth in the definition of “Required Subordinated Amount of Class D Notes” in Section 1.01 of each Class C Terms Document is hereby reduced from 1.5229% to 1.0102%.

(c) The definition of “Class C Reserve Account Percentage” in Section 1.01 of each Class C Terms Document is hereby deleted in its entirety and replaced with the following:

““Class C Reserve Account Percentage” means, (i) zero, if the Quarterly Excess Spread Percentage on such Distribution Date is greater than or equal to 4.50%, (ii) 1.75%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 4.50% and greater than or equal to 4.00%, (iii) 2.75%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 4.00% and greater than or equal to 3.50%, (iv) 3.50%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 3.50% and greater than or equal to 3.00%; (v) 5.00%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 3.00% and greater than or equal to 2.50%, (vi) 6.00%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 2.50% and greater than or equal to 2.00%, and (vii) 7.75%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 2.00%.”

SECTION 4. Ratification of the Terms Documents. As modified by this Addendum, the Terms Documents are in all respects ratified and confirmed, and the Terms Documents, as so modified by this Addendum shall be read, taken and construed as one and the same instrument.

SECTION 5. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Addendum shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Addendum and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Addendum.

SECTION 6. Counterparts. This Addendum may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

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SECTION 7. Effectiveness. This Addendum shall become effective as of March 1, 2006 upon satisfaction of the following conditions:

(a) the Issuer has received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card series that this Addendum will not result in a Ratings Effect;

(b) delivery to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion;

(c) delivery to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that the amendments contained in Sections 1(d), 1(e), 2(c), 3(b) and 3(c) hereof will not have an Adverse Effect and are not reasonably expected to have an Adverse Effect at any time in the future; and

(d) delivery to the Indenture Trustee of counterparts of this Addendum, duly executed by the parties hereto.

SECTION 8. Headings. The headings of the several paragraphs of this Addendum are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Addendum.

SECTION 9. Waiver of Conditions. By executing this Addendum, the parties hereto waive any other conditions under the Terms Documents which are required to enter into this Addendum and the transactions contemplated hereby, including without limitation any requirement for prior written notice.

SECTION 10. GOVERNING LAW. THIS ADDENDUM WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CAPITAL ONE MULTI-ASSET EXECUTION TRUST, by DEUTSCHE BANK TRUST COMPANY
DELAWARE, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:	/s/ Michele H. Y. Voon	/s/ Eva Aryeetey
Name:	Michele H. Y. Voon	Eva Aryeetey
Title:	Attorney-In-Fact	Attorney-In-Fact

THE BANK OF NEW YORK, as Indenture Trustee and not in its individual capacity

By:	/s/ Scott J. Tepper
Name:	Scott J. Tepper
Title:	Vice President

Acknowledged and Accepted:

CAPITAL ONE BANK as Servicer and Administrator

By:	/s/ Jerry Hamstead
Name:	Jerry Hamstead
Title:	Director, Capital Markets

CAPITAL ONE FUNDING, LLC as Transferor

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Assistant Vice President

Schedule A

Class A Card series Notes

1.	Class A(2002-1) Terms Document, dated as of October 9, 2002, to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006 (the “Indenture”), as supplemented by Asset Pool 1 Supplement, dated as of October 9, 2002 (the “Asset Pool 1 Supplement”), and as further supplemented by the Card series Indenture Supplement, dated as of October 9, 2002 (the “Indenture Supplement”), by and between Capital One Multi-asset Execution Trust, as Issuer (the “Issuer”), and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”).

2.	Class A(2003-1) Terms Document, dated as of April 15, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

3.	Class A(2003-A) Terms Document, dated as of May 20, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

4.	Class A(2003-3) Terms Document, dated as of August 13, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

5.	Class A(2003-4) Terms Document, dated as of September 26, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

6.	Class A(2003-5) Terms Document, dated as of October 10, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

7.	Class A(2003-6) Terms Document, dated as of October 24, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

8.	Class A(2003-7) Terms Document, dated as of November 21, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

9.	Class A(2004-1) Terms Document, dated as of February 26, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

10.	Class A(2004-2) Terms Document, dated as of April 8, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

11.	Class A(2004-3) Terms Document, dated as of May 6, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

12.	Class A(2004-4) Terms Document, dated as of June 10, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

13.	Class A(2004-5) Terms Document, dated as of June 10, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

14.	Class A(2004-6) Terms Document, dated as of July 14, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

15.	Class A(2004-7) Terms Document, dated as of September 9, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

16.	Class A(2004-8) Terms Document, dated as of November 10, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

17.	Class A(2005-1) Terms Document, dated as of April 1, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

18.	Class A(2005-2) Terms Document, dated as of May 6, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

19.	Class A(2005-3) Terms Document, dated as of June 10, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

20.	Class A(2005-4) Terms Document, dated as of June 13, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

21.	Class A(2005-5) Terms Document, dated as of July 8, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

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22.	Class A(2005-6) Terms Document, dated as of July 28, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

23.	Class A(2005-7) Terms Document, dated as of August 18, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

24.	Class A(2005-8) Terms Document, dated as of August 26, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

25.	Class A(2005-9) Terms Document, dated as of October 19, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

26.	Class A(2005-10) Terms Document, dated as of November 15, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

27.	Class A(2005-11) Terms Document, dated as of November 23, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

28.	Class A(2006-1) Terms Document, dated as of January 20, 2006, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

29.	Class A(2006-2) Terms Document, dated as of February 3, 2006, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

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Schedule B

Class B Card series Notes

1.	Class B(2003-1) Terms Document, dated as of May 7, 2003, to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006 (the “Indenture”), as supplemented by Asset Pool 1 Supplement, dated as of October 9, 2002 (the “Asset Pool 1 Supplement”), and as further supplemented by the Card series Indenture Supplement, dated as of October 9, 2002 (the “Indenture Supplement”), by and between Capital One Multi-asset Execution Trust, as Issuer (the “Issuer”), and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”).

2.	Class B(2003-2) Terms Document, dated as of May 7, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

3.	Class B(2003-3) Terms Document, dated as of September 3, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

4.	Class B(2003-4) Terms Document, dated as of September 16, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

5.	Class B(2003-5) Terms Document, dated as of November 5, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

6.	Class B(2003-6) Terms Document, dated as of November 20, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

7.	Class B(2004-1) Terms Document, dated as of January 30, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

8.	Class B(2004-2) Terms Document, dated as of March 11, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

9.	Class B(2004-3) Terms Document, dated as of April 14, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

10.	Class B(2004-4) Terms Document, dated as of July 16, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

11.	Class B(2004-5) Terms Document, dated as of July 16, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

12.	Class B(2004-6) Terms Document, dated as of October 8, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

13.	Class B(2004-7) Terms Document, dated as of October 27, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

14.	Class B(2005-1) Terms Document, dated as of March 3, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

15.	Class B(2005-2) Terms Document, dated as of May 20, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

16.	Class B(2005-3) Terms Document, dated as of August 4, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

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Schedule C

Class C Card series Notes

1.	Class C(2002-1) Terms Document, dated as of October 9, 2002, to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006 (the “Indenture”), as supplemented by Asset Pool 1 Supplement, dated as of October 9, 2002 (the “Asset Pool 1 Supplement”), and as further supplemented by the Card series Indenture Supplement, dated as of October 9, 2002 (the “Indenture Supplement”), by and between Capital One Multi-asset Execution Trust, as Issuer (the “Issuer”), and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”).

2.	Class C(2003-A) Terms Document, dated as of February 18, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

3.	Class C(2003-B) Terms Document, dated as of March 25, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

4.	Class C(2003-1) Terms Document, dated as of May 28, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

5.	Class C(2003-2) Terms Document, dated as of June 4, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

6.	Class C(2003-3) Terms Document, dated as of September 23, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

7.	Class C(2003-4) Terms Document, dated as of October 29, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

8.	Class C(2003-5) Terms Document, dated as of December 23, 2003, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

9.	Class C(2004-1) Terms Document, dated as of January 21, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

10.	Class C(2004-2) Terms Document, dated as of March 5, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

11.	Class C(2004-3) Terms Document, dated as of June 23, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

12.	Class C(2004-4) Terms Document, dated as of September 2, 2004, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

13.	Class C(2005-1) Terms Document, dated as of April 21, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

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